EXHIBIT 10.10

OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED COMPENSATION PLAN

(Restatement Effective as of January 1, 2005)

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TABLE OF CONTENTS

Page

ARTICLE I	PURPOSE	1
ARTICLE II	DEFINITIONS	1
ARTICLE III	ADMINISTRATION OF THE PLAN	7
ARTICLE IV	PARTICIPATION	7

4.1	Election to Participate	7
4.2	DCP Deferral Accounts	9
4.3	Interest	10
4.4	Valuation of Deferral Accounts	10
4.5	Savings Plan Restoration Contribution	10
4.6	Statement of Deferral Accounts	10

ARTICLE V	BENEFITS	11

5.1	Termination of Employment for a Reason other than Death	11
5.2	Beneficiary Benefits	12
5.3	Early Payment	12
5.4	Emergency Benefit	13
5.5	Effect of Termination Event	13
5.6	Small Benefit	13
5.7	Tax Withholding and Reporting	13
5.8	Termination of Employment	14
5.9	Re-Employment	15
5.10	Qualified Divorce Orders	15

ARTICLE VI	BENEFICIARY DESIGNATION	15
ARTICLE VII	CLAIMS PROCEDURE	15

7.1	Applications for Benefits	15
7.2	Claims Procedure for Benefits other than Disability Benefits	15
7.3	Claims Procedure for Disability Benefits	17
7.4	Limitations on Actions	18

ARTICLE VIII	AMENDMENT AND TERMINATION OF PLAN	18

8.1	Amendment	18
8.2	Termination	19

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TABLE OF CONTENTS

(continued)

Page

ARTICLE IX	MISCELLANEOUS	20
9.1	Unsecured General Creditor	20
9.2	Trust Fund	20
9.3	Nonassignability	20
9.4	Release from Liability to Participant	21
9.5	Employment Not Guaranteed	21
9.6	Gender, Singular & Plural	21
9.7	Captions	21
9.8	Validity	21
9.9	Notice	21
9.10	Applicable Law	22

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OCCIDENTAL PETROLEUM CORPORATION

2005 DEFERRED COMPENSATION PLAN

(Restatement Effective as of January 1, 2005)

ARTICLE I

PURPOSE

This document sets forth the terms of the Occidental Petroleum Corporation 2005 Deferred Compensation Plan (the “Plan”), restated effective as of January 1, 2005.

The purpose of the Plan is to provide a tax-deferred opportunity for key management and highly compensated employees of Occidental Petroleum Corporation and its Affiliates (as defined below) to accumulate additional retirement income through deferrals of compensation.

This Plan is intended to satisfy the requirements of Section 409A of the Internal Revenue Code, and any regulations promulgated thereunder, so that the taxation to Participants or Beneficiaries of any compensation deferred under this Plan is deferred.

ARTICLE II

DEFINITIONS

Whenever the following words and phrases are used in this Plan with the first letter capitalized, they shall have the meanings specified below:

Affiliate. “Affiliate” means (i) any corporation that is a member of a controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C), and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in Code Section 1563(a)) of which Occidental Petroleum Corporation is a component member, or (ii) any entity (whether or not incorporated) that is under common control with Occidental Petroleum Corporation (as defined in Code Section 414(c) and the Treasury Regulations thereunder, and with the phrase “more than 50%” substituted for the phrase “at least 80%” each place it appears in the Treasury Regulations under Code Section 414(c)).

Alternate Payee. “Alternate Payee” means a former spouse of a Participant who is recognized by a Divorce Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

Amortization Method. “Amortization Method” means an annual installment method of paying a Participant’s benefits under which the Company will pay the Participant an initial payment in an amount equal to (i) plus (ii) divided by (iii), where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding such payment, (ii) is the amount of interest that would accrue during the entire payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such initial payment if the Declared Rate then in effect remained unchanged and (iii) is the number of years over which annual installments are to be paid. For each Plan Year after the initial benefit payment is made,

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the annual benefit payment will be determined under the same equation where (i) is the value of the Participant’s Deferral Accounts as of the end of the month preceding the benefit payment, (ii) is the amount of interest that would accrue during the remaining payout period on the unpaid balance credited to the Participant’s Deferral Accounts immediately following such annual payment if the Declared Rate then in effect remained unchanged and (iii) is the number of annual payments remaining.

Base Salary. “Base Salary” means the base salary earned by a Participant during pay periods beginning in a Plan Year, excluding Bonus, all severance allowances, forms of incentive compensation, Savings Plan, Retirement Plan or other Company qualified plan contributions or benefits, retainers, insurance premiums or benefits, reimbursements, and all other payments, prior to reduction for any deferrals under this Plan or any other plan of the Company or reductions under the Company’s Savings Plan allowed under Section 401(k) of the Code.

Beneficiary. “Beneficiary” means the person or persons designated as such in accordance with Article VI.

Beneficiary Benefit. “Beneficiary Benefit” means the payment to a Participant’s Beneficiary of the value of the Participant’s Deferral Accounts pursuant to Section 5.2 on account of the Participant’s death.

Board. “Board” means the Board of Directors of the Occidental Petroleum Corporation.

Bonus. “Bonus” means the bonus earned by a Participant under a regular annual incentive compensation plan (excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus) during a Plan Year prior to reduction for any deferral under this Plan or any other plan of the Company.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Committee. “Committee” means the administrative committee appointed to administer the Plan pursuant to Article III.

Company. “Company” means Occidental Petroleum Corporation and any Affiliates.

Company Management. “Company Management” means the Chairman of the Board, President or any Executive Vice President of Occidental Petroleum Corporation.

Compensation. “Compensation” means Base Salary, Bonus and/or Performance Award Cash Deferrals.

DCP Deferral Account. “DCP Deferral Account” means the account maintained on the books of account of the Company for each Participant pursuant to Article IV.

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DCP Deferral Amount. “DCP Deferral Amount” means an amount of a Participant’s Base Salary and/or Bonus that is deferred under the Plan.

Declared Rate. “Declared Rate” with respect to any Plan Year means the rate at which interest will be credited on Deferral Accounts for such Plan Year. The Declared Rate for each Plan Year shall be equal to the greater of (i) (A) plus (B) where (A) is the Moody’s Long-Term Corporate Bond Index Monthly Average Corporates as published by Moody’s Investor Services, Inc. (or successor thereto) for the month of July in the year prior to the Plan Year in question, and (B) is 3% (“Moody’s Plus Three”), or (ii) the highest yield on any unsecured debt or preferred stock of the Company that was outstanding on the last day of July in the year prior to the Plan Year in question. The Declared Rate will be announced on or before January 1 of the applicable Plan Year.

Deferral Account(s). “Deferral Account(s)” means a Participant’s DCP Deferral Account and/or Savings Plan Restoration Account (if any) maintained on the books of account of the Company for each Participant pursuant to Article IV.

Deferral Election Form. “Deferral Election Form” means a paper or electronic election form provided by the Committee on which an Eligible Employee may elect to defer Base Salary and/or Bonus and may elect to receive an Early Payment Benefit in accordance with Article IV.

Disability. “Disability” means a condition under which a Participant either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits and has received such payments for a period of at least three (3) months under the Company’s disability plan.

Disability Benefit. “Disability Benefit” means the payment to a Participant of the value of the Participant’s Deferral Accounts pursuant to Section 5.1 on account of the Participant’s termination of employment due to a Disability.

Distribution Election Form. “Distribution Election Form” means a paper or electronic election form provided by the Committee on which a Participant may elect the form of payment of his Retirement Benefits and/or the form of payment of Beneficiary Benefits to his Beneficiary in accordance with Article V.

Divorce Order. “Divorce Order” means any judgment, decree, or order (including judicial approval of a property settlement agreement) that relates to the settlement of marital property rights between a Participant and his former spouse pursuant to state domestic relations law (including, without limitation and if applicable, community property law).

Early Payment Benefit. “Early Payment Benefit” means the payment to a Participant of part or all of the Participant’s DCP Deferral Account in an Early Payment Year

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beginning prior to the Participant’s Retirement or other termination of employment pursuant to Section 5.3.

Early Payment Year. “Early Payment Year” means any year prior to a Participant’s Retirement or other termination of employment that a Participant elects pursuant to Section 4.1(b) to have an Early Payment Benefit paid or commenced to be paid.

Early Payment Year Subaccount. “Early Payment Year Subaccount” means any subaccount of a Participant’s DCP Deferral Account established to separately account for deferred Base Salary and/or Bonus (and interest credited thereto) that is subject to an Early Payment Benefit election.

Eligible Employee. “Eligible Employee” means each key management employee or other highly compensated employee of the Company who is selected by Company Management to participate in the Plan.

Emergency Benefit. “Emergency Benefit” means the payment to a Participant of part or all of his Deferral Accounts in the event that the Participant has an Unforeseeable Emergency pursuant to Section 5.4.

Fractional Method. “Fractional Method” means an installment method of paying a Participant’s Retirement Benefit under which the Company will determine the amount of each annual installment by dividing the value of the Participant’s Deferral Accounts as of the end of the month preceding the payment date by the number of annual installments remaining to be paid.

Participant. “Participant” means (i) an Eligible Employee who has filed a completed and fully executed Deferral Election Form with the Committee and is participating in the Plan in accordance with the provisions of Article IV or (ii) any person who has a Deferral Account by reason of his prior status as an Eligible Employee. Under no circumstances shall “Participant” mean any Alternate Payee.

Performance Award Cash Deferral. “Performance Award Cash Deferral” means that portion of any Qualifying Performance Stock Award that is automatically deferred under this Plan as provided in Section 4.1(c) of this Plan.

Plan Year. “Plan Year” means the calendar year beginning on January 1 and ending on December 31.

Prior Plan. “Prior Plan” means the Occidental Petroleum Corporation Deferred Compensation Plan restated as of January 1, 2003 and as it may be amended from time to time.

Qualified Divorce Order. “Qualified Divorce Order” means a Divorce Order that (a) creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan; (b) clearly specifies (i) the name and the last known mailing address of the Participant and the name and mailing address of the Alternate Payee covered by the order, (ii) the amount or percentage of the Participant’s benefits to be paid by this Plan to the Alternate Payee, or the manner in which such

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amount or percentage is to be determined, (iii) the number of payments or period to which such order applies, and (iv) that it applies to this Plan; and (c) does not (i) require this Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (ii) require this Plan to provide increased benefits, or (iii) require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another Divorce Order previously determined to be a Qualified Divorce Order.

Qualifying Performance Stock Award. “Qualifying Performance Stock Award” has the meaning given to such term under the 2005 DSP.

Retirement. “Retirement” means (i) the termination of a Participant’s employment with the Company for reasons other than Disability or death after the Participant attains age 65, (ii) the termination of a Participant’s employment with the Company for reasons other than Disability or death after the Participant attains age 55 and completes five (5) Years of Service or (iii) the Participant’s attainment of age 55 following the Participant’s termination of employment with the Company for reasons other than Disability or death prior to attainment of age 55 if the Participant qualifies for retiree medical coverage under the Occidental Petroleum Corporation Medical Plan on the date of the Participant’s termination of employment.

Retirement Benefit. “Retirement Benefit” means the payment to a Participant of the value of the Participant’s Deferral Accounts pursuant to Section 5.1 following Retirement.

Retirement Plan. “Retirement Plan” means the Occidental Petroleum Corporation Retirement Plan, as amended from time to time.

Savings Plan. “Savings Plan” means the Occidental Petroleum Corporation Savings Plan, as amended from time to time.

Savings Plan Restoration Account. “Savings Plan Restoration Account” means the account maintained on the books of account of the Company to reflect Savings Plan Restoration Contributions made by the Company pursuant to Section 4.5.

Savings Plan Restoration Contribution. “Savings Plan Restoration Contribution” means the amount credited to a Participant’s Savings Plan Restoration Account pursuant to Section 4.5.

Specified Employee. “Specified Employee” means an employee of the Company who is a “specified employee” as defined in Section 409A(a)(2)(B) of the Code. For purposes of determining “Specified Employees,” December 31 shall be the “identification date” as defined in Proposed Treasury Regulations Section 1.409A-1(i) (or any successor regulation), and each Participant who satisfies the definition of Specified Employee as of any identification date shall be treated as a Specified Employee for the 12-month period beginning on the April 1 following such identification date.

Termination Benefit. “Termination Benefit” means the payment to a Participant of the value of the Participant’s Deferral Accounts pursuant to Section 5.1 on account of the Participant’s termination of employment other than due to Retirement, Disability or death.

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Termination Event. “Termination Event” means any of the following:

(a)      Approval by the stockholders of Occidental Petroleum Corporation (or, if no stockholder approval is required, by the Board) of the dissolution or liquidation of Occidental Petroleum Corporation, other than in the context of a transaction that does not constitute a Termination Event under clause (b) below;

(b)      Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of Occidental Petroleum Corporation’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of Occidental Petroleum Corporation (a “Business Combination”), unless (i) as a result of the Business Combination, more than 50% of the outstanding voting power of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the Business Combination is, or will be, owned, directly or indirectly, by holders of Occidental Petroleum Corporation’s voting securities immediately before the Business Combination; (ii) no “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time (the “Exchange Act”)), excluding the Successor Entity or any employee benefit plan of Occidental Petroleum Corporation and any trustee or other fiduciary holding securities under an Occidental Petroleum Corporation employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act (an “Excluded Person”), beneficially owns, directly or indirectly, more than 20% of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Occidental Petroleum Corporation representing 20% or more of the combined voting power of Occidental Petroleum Corporation’s then outstanding voting securities, other than as a result of (i) an acquisition directly from Occidental Petroleum Corporation; (ii) an acquisition by Occidental Petroleum Corporation; or (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by Occidental Petroleum Corporation or a Successor Entity; or

(d)      During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by Occidental Petroleum Corporation’s stockholders, of each new Board member was approved by a vote of at least two-thirds (2/3) of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an

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actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

(e)      Notwithstanding the foregoing, to the extent that any event or occurrence described in subsections (a) through (d) does not constitute “a change in the ownership or effective control” as defined under Section 409A of the Code, or any regulations promulgated thereunder, such event or occurrence shall not constitute a Termination Event for purposes of Section 5.5 of this Plan, but shall constitute a Termination Event for purposes of Sections 8.1 and 8.2 of this Plan.

2005 DSP. “2005 DSP” means the Occidental Petroleum Corporation 2005 Deferred Stock Program, as amended from time to time.

Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Years of Service. “Years of Service” means the number of full years credited to a Participant under the Retirement Plan for vesting purposes.

ARTICLE III

ADMINISTRATION OF THE PLAN

A Committee shall be appointed by the Board to administer the Plan and establish, adopt, or revise such rules and regulations as the Committee may deem necessary or advisable for the administration of the Plan and to interpret the provisions of the Plan, and, except as otherwise indicated herein, any such interpretations shall be conclusive and binding. All decisions of the Committee shall be by vote of at least two of the Committee members and shall be final. The Committee may appoint any agent and delegate to such agent such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

Members of the Committee shall be eligible to participate in the Plan while serving as members of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member’s interest in the Plan as a Participant.

ARTICLE IV

PARTICIPATION

4.1	Election to Participate.

(a)      Deferral Elections. An Eligible Employee may elect to participate in the Plan and elect to defer annual Base Salary and/or Bonus under the Plan by filing with the Committee a completed and fully executed Deferral Election Form prior to the beginning of the Plan Year during which the Eligible Employee performs the services for which such Base Salary

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and Bonus are to be earned, or at such other time as the Committee may permit in accordance with the regulations promulgated under Section 409A of the Code. Deferral Election Forms must be filed in accordance with the instructions set forth in the Deferral Election Forms.

An employee who first becomes an Eligible Employee during a Plan Year may make an initial deferral election under this Plan within 30 days after the date the employee becomes an Eligible Employee provided that such Eligible Employee has not previously become eligible to participate in any other account balance plan of the Company as described in Proposed Treasury Regulations Section 1.409A-1(c)(2) or any successor regulation. Any such election shall apply to Base Salary earned for services performed after the election is filed with the Committee and to that portion of the Bonus earned during such Plan Year equal to the total amount of the Bonus multiplied by the ratio of the number of days remaining in the Plan Year after the election is filed with the Committee over the total number of days during the Plan Year that such Eligible Employee is employed by the Company.

Various deferral options will be made available to Eligible Employees under the Plan, subject to such limitations and conditions as the Committee may impose from time to time, in its complete and sole discretion. A Deferral Election Form filed for a Plan Year shall be effective for Base Salary and/or Bonus to be earned during that Plan Year and shall remain in effect for that Plan Year and subsequent Plan Years, notwithstanding any change in the Participant’s Base Salary or Bonus until changed or terminated in accordance with the terms of this Section 4.1; provided, however, that such election shall terminate as of the end of the Plan Year in which the Participant remains an employee but ceases to be an Eligible Employee. Subject to the minimum deferral requirements and maximum deferral limitations set forth below, a Participant may increase, decrease or terminate his deferral election effective for Base Salary and/or Bonus to be earned for services to be performed during any Plan Year by filing a new Deferral Election Form with the Committee prior to January 1 of such Plan Year.

Each Deferral Election Form will designate the DCP Deferral Amounts as a fixed dollar amount or fixed percentage (in increments of 1%) of Base Salary and/or (i) a fixed dollar amount or a fixed percentage of Bonus or (ii) 100% of any Bonus exceeding a specified dollar amount, as elected by the Participant. Deferrals of Base Salary will normally be deducted ratably during the Plan Year. In its sole discretion, the Committee may also permit amounts that an Eligible Employee has previously elected to defer under other plans or agreements with the Company to be transferred to this Plan and credited to his Deferral Accounts that are maintained hereunder.

(A)     Minimum Deferral. For each Plan Year, the minimum amount of Base Salary that a Participant may elect to defer is $5,000, if expressed as a dollar amount, or 5% of Base Salary, if expressed as a percentage, and the minimum amount of Bonus that a Participant may elect to defer is any of the following: (I) $5,000, (II) 5% of Bonus, or (III) 100% of that portion of any Bonus that exceeds a dollar amount specified by the Participant on his Deferral Election Form.

(B)     Maximum Deferral. For each Plan Year, the maximum amount of Base Salary that a Participant may elect to defer is 75% of Base Salary, and the maximum amount of Bonus that a Participant may elect to defer is 100% of Bonus.

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(b)      Early Payment Benefit Election. With respect to Base Salary and/or Bonus earned after December 31, 2006, on the Deferral Election Form filed pursuant to Section 4.1(a), an Eligible Employee may irrevocably elect to receive the Base Salary and/or Bonus deferred pursuant to that election in a lump sum payment or in annual installments over two (2) to five (5) years commencing prior to Retirement in an Early Payment Year. If a Participant fails to designate the form of distribution for an Early Payment Benefit, the distribution shall be in the form of a lump sum. The Early Payment Year elected must be a year that begins at least two (2) years after the end of the first Plan Year to which the election applies. An Early Payment Benefit election filed for the Plan Year beginning January 1, 2007, or for any subsequent Plan Year, shall be effective for Base Salary and/or Bonus earned and deferred during that Plan Year and each subsequent Plan Year until terminated in accordance with the terms of this Section 4.1; provided, however that deferrals of Base Salary or Bonus earned during any Plan Year that ends less than two (2) years prior to the Early Payment Year will not be subject to the Early Payment Benefit election and shall be paid upon the Participant’s termination of employment as set forth in Section  5.1 or 5.2, as the case may be. A Participant may terminate an election for an Early Payment Benefit with respect to Base Salary and/or Bonus deferred in any future Plan Year by filing a new Deferral Election Form with the Committee prior to January 1 of such Plan Year. A Participant may not, however, change the form of benefit or time of commencement of an Early Payment Benefit with respect to Base Salary and/or Bonus deferred pursuant to a Deferral Election Form after that Deferral Election is filed pursuant to Section 4.1(a).

A Participant may not at any time have Early Payment Benefits scheduled for more than two Early Payment Years. However, after an Early Payment Year has occurred and all payments with respect to the corresponding Early Payment Year election have been completed, a Participant may elect a new Early Payment Year for future deferrals of Base Salary and/or Bonuses.

(c)      Deferral of Performance Award Cash Payments. If (i) any portion of a Qualifying Performance Stock Award is payable in cash and (ii) the delivery of the shares of Occidental Petroleum Corporation’s common stock payable under the award is deferred under the 2005 DSP (whether such deferral is mandatory under the terms of the Qualifying Performance Stock Award or at the election of the Participant under the 2005 DSP), then the portion that is payable in the form of cash shall automatically be deferred under this Plan and credited as a “Performance Award Cash Deferral.”

4.2     DCP Deferral Accounts. The Committee shall establish and maintain a separate DCP Deferral Account for each Participant. A DCP Deferral Amount shall be credited by the Company to the Participant’s DCP Deferral Account as of the date that the Participant’s Base Salary and/or Bonus would otherwise have been paid. The amount of a Participant’s Performance Award Cash Deferral shall be credited to a Participant’s DCP Deferral Account as of the date it becomes certified for payment. Such DCP Deferral Account shall be debited by the amount of any payments made by the Company to the Participant or the Participant’s Beneficiary therefrom as of the date of payment. The Committee shall establish an Early Payment Year Subaccount within a Participant’s DCP Deferral Account for each Early Payment Year elected by that Participant. Any such Early Payment Year Subaccount shall be debited by the amount of any Early Payment Benefit paid by the Company to the Participant in such Early Payment Year pursuant to Section 5.3 as of the date of payment.

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4.3     Interest. Each Deferral Account of a Participant shall be deemed to bear interest on the monthly balance of such Deferral Account at the Declared Rate for each Plan Year, compounded monthly. Interest will be credited to each Deferral Account on a monthly basis on the last day of each month as long as any amount remains credited to such Deferral Account. Amounts of deferred Compensation that are credited to a DCP Deferral Account and amounts of Savings Plan Restoration Contributions that are credited to a Savings Plan Restoration Account prior to the end of a calendar month shall accrue interest from the date of crediting, computed on the basis of a 30-day month based on days elapsed from date of crediting to the end of the month.

4.4     Valuation of Deferral Accounts. The value of a Deferral Account as of any date shall equal the amounts previously credited to such Deferral Account less any payments debited to such Deferral Account plus the interest deemed to be earned on such Deferral Account in accordance with Section 4.3 through the end of the preceding month.

4.5	Savings Plan Restoration Contribution.

(a)      General Rule. For each Plan Year, the Company shall credit to the Savings Plan Restoration Account of any Participant, an amount equal to the amount by which the contribution that would otherwise have been made by the Company on behalf of the Participant to the Savings Plan for such Plan Year is reduced by reason of the reduction in the Participant’s Base Salary for such Plan Year because of deferrals under this Plan. The Savings Plan Restoration Contribution shall be credited to the Savings Plan Restoration Account of each Participant for each Plan Year at the same time as the Company contribution for such Plan Year is made to the Savings Plan. A Participant’s interest in any credit to his Savings Plan Restoration Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Savings Plan. Notwithstanding anything contained herein to the contrary, if, upon a Participant’s termination of employment, the Participant has not or does not become 100% vested in his Savings Plan Restoration Account, the unvested portion of his Savings Plan Restoration Account shall be forfeited prior to the determination of the amount of any benefits under Sections 5.1, 5.4, or 5.5.

(b)      Transfer of Non-Vested Savings Plan Restoration Account from Prior Plan. Effective as of January 1, 2005, that portion of a Participant’s Savings Plan Restoration Account under the Prior Plan that was not vested as of December 31, 2004, shall be transferred to and credited to such Participant’s Savings Plan Restoration Account under this Plan and shall be governed by the terms of this Plan, including any Distribution Election Form filed under this Plan on or before December 31, 2005. If the Participant is not participating in this Plan in 2005, the Participant may nevertheless make an election in accordance with Section 5.1(b) and 5.2 of this Plan if such election is made by December 31, 2005. If the Participant does not file a Distribution Election Form on or before December 31, 2005, with respect to such amount, together with interest the Participant shall be deemed to have made an election to receive distribution in accordance with Section 5.1(a).

4.6     Statement of Deferral Accounts. The Committee shall submit to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable, setting forth the Participant’s Deferral Account(s).

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ARTICLE V

BENEFITS

5.1	Termination of Employment for a Reason other than Death.

(a)      Form and Time of Benefit. Except as otherwise provided in this Section 5.1, upon a Participant’s termination of employment for a reason other than death (including Retirement and Disability), the Company shall pay to the Participant in a single lump sum within the first 90 days of the calendar year following the Participant’s termination of employment an amount equal to the value of the Participant’s Deferral Accounts as of the end of the month preceding payment (after reduction for any forfeitures as set forth in Section 4.5). Any Retirement Benefit paid in annual installments pursuant to Section 5.1(b) shall be paid within the first 90 days of each calendar year, beginning with the year following the Participant’s Retirement and shall be determined based on the value of the Participant’s Deferral Accounts as of the last day of the month preceding payment. Notwithstanding anything herein to the contrary, in the event that a Participant who is a Specified Employee is entitled to a distribution from the Plan upon or by virtue of such Participant’s termination of employment for a reason other than death or Disability, the lump sum payment or the first annual installment payment, as the case may be, shall not be paid before the date that is six (6) months after the date of the Participant’s termination of employment (or, if earlier, the date of the Participant’s death). Any additional installment payments shall be paid within the first 90 days of each subsequent calendar year.

(b)      Retirement. On a Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that a Participant is required to file in accordance with the requirements set forth in Section 4.1 hereof, a Participant (i) may elect to have the Retirement Benefit, which may consist solely of the Participant’s Savings Plan Restoration Account, paid to him in a lump sum, annual payments for any other number of years between two (2) and 20 years or, if available as an option on the Distribution Election Form provided to the Participant, in a combination of an initial lump sum payment followed by annual installments over the next one (1) to 20 years, and (ii) may elect to have the amount of each annual installment determined under either the Amortization Method or the Fractional Method. If a Participant fails to elect either the Amortization Method or the Fractional Method, such Participant shall be deemed to have elected the Fractional Method. Elections made or deemed to be made under this Section 5.1(b) may not be changed unless and until the Plan is amended to provide for changes that comply with the requirements of Section 409A of the Code.

(c)      Termination Prior to Retirement. If a Participant’s employment with the Company terminates for any reason other than Retirement, Disability or death, then the Participant shall receive a Termination Benefit in a lump sum as provided in Section 5.1(a).

(d)      Disability Benefit. If a Participant’s employment with the Company terminates prior to Retirement due to a Disability, then the Participant shall receive a Disability Benefit in a lump sum within the first 90 days of the calendar year following the calendar year in which the Participant attains age 55 in an amount equal to the value of the Participant’s Deferral Accounts as of the end of the month preceding payment.

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5.2	Beneficiary Benefits.

(a)      If a Participant dies while employed by the Company, or after termination of employment with the Company but before payment of, or commencement of installment payments of, his benefits under the Plan, then the Company will pay to the Participant’s Beneficiary in a single lump sum a Beneficiary Benefit that is an amount equal to the value of the Participant’s Deferral Accounts.

(b)      If a Participant dies after the commencement of payment of his Retirement Benefit, then the remaining installments (if any) of the Retirement Benefit shall be payable to his Beneficiary in the same amounts and at the same times as such installment would have been paid to the Participant if he were living.

(c)      Notwithstanding the foregoing provisions of this Section 5.2, a Participant may elect, on a Distribution Election Form filed simultaneously with and in the same manner as the first Deferral Election Form that the Participant is required to file in accordance with the requirements set forth in Section 4.1 hereof, that, if he dies prior to the commencement of his Retirement Benefits, then the payment to his Beneficiary shall be made in any form and calculated in any other manner described in Section 5.1(b). Any election described in the preceding sentence may not be changed unless and until the Plan is amended to provide for changes that comply with the requirements of Section 409A of the Code.

(d)      The payment or payments to a Beneficiary of a deceased Participant under this Section 5.2 shall be made or commence during the first 90 days of the calendar year following the year in which the Participant’s death occurred, and the amount of such payment shall be equal to, or determined based on, the value of the Participant’s Deferral Accounts as of the end of the month preceding payment.

(e)      In the event that the Beneficiary of a deceased Participant dies prior to the completion of payments under this Plan to that Beneficiary, all remaining payments to that Beneficiary shall be paid in a lump sum to that Beneficiary’s estate.

5.3     Early Payment. Payment of the amounts credited to any Early Payment Year Subaccount of a Participant shall be paid or commence to be paid within the first 90 days of the year elected as the Early Payment Year in accordance with the Participant’s election under Section 4.1(b), with any subsequent annual payments paid in the first 90 days of each applicable year. The amount of each annual installment will be determined under the Fractional Method unless the Participant otherwise irrevocably elects the Amortization Method at the time of making the Early Payment Benefit election.

Notwithstanding the foregoing, if the Participant terminates employment with the Company for any reason prior to commencement of an Early Payment Benefit, the election made by the Participant to receive the Early Payment Benefit shall terminate and the amount credited to the Participant’s Early Payment Year Subaccount shall be paid, together with the other amounts credited to the Participant’s Deferral Account, as set forth in Section 5.1 or 5.2, as the case may be. The preceding sentence shall not apply if it would violate Section 409A of the Code. Any Early Payment Benefit in pay status at the time of the Participant’s termination of

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employment (and, if the provisions of the first sentence of this paragraph would violate Section 409A of the Code, any Early Payment Benefit not in pay status) shall be paid in accordance with the Participant’s applicable Early Payment Benefit election.

5.4     Emergency Benefit. In the event that the Committee, upon written petition of the Participant, determines in its sole discretion that the Participant has suffered an Unforeseeable Emergency, the Company shall pay to the Participant, as soon as practicable following such determination, an Emergency Benefit that does not exceed the amount reasonably necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets to the extent the liquidation of such assets would not itself cause severe financial hardship and the additional compensation available to the Participant upon the termination of the Participant’s current deferral elections under the Plan, as described in the following paragraph of this Section 5.4. No amount may be paid to the Participant under this Section 5.4 from any unvested portion of the Participant’s Savings Plan Restoration Account.

Whenever a Participant receives a distribution under this Section 5.4, the Participant will be deemed to have revoked all current deferral elections under the Plan effective as of the date of the distribution. The Participant will not be permitted to participate in the next enrollment period under the Plan and will be precluded from electing to make new deferrals under the Plan for a minimum period of one (1) year (or such lesser period as the Committee may permit) following receipt of the distribution.

5.5     Effect of Termination Event. In the event of a Termination Event that constitutes a “change in the ownership or effective control” of Occidental Petroleum Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code, the Company may, in its sole discretion terminate this Plan within the 30 days preceding such Termination Event, provided that all substantially similar arrangements sponsored by the Company are terminated and all Participants in this Plan and all participants in substantially similar arrangements receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of all the arrangements.

5.6     Small Benefit. Notwithstanding anything contained herein to the contrary, in the event that the value of a Participant’s Deferral Accounts, as of the end of the Plan Year in which the Participant’s Retirement occurs is less than $20,000 (after reduction for any forfeiture pursuant to Section 4.5), then such amount (with interest to the end of the month preceding the payment date) shall be paid in a cash lump sum without regard to any contrary elections. Such payment shall be made at the time set forth in Section 5.1(a) unless a different distribution date is required to comply with Section 409A of the Code.

5.7	Tax Withholding and Reporting.

(a)      To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by Federal, state and local law.

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(b)      The Company shall have the right at its option to (i) require a Participant to pay or provide for payment of the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts or (ii) deduct from any amount of salary, bonus or other payment otherwise payable in cash to the Participant the amount of any taxes that the Company may be required to withhold with respect to interest or other amounts that the Company credits to a Participant’s Deferral Accounts.

(c)      The tax withholding and reporting rules described in this subsection shall apply to payments made under the Plan pursuant to a Qualified Divorce Order, shall be subject to any applicable superseding guidance promulgated by the Internal Revenue Service, and shall apply in addition to (not in substitution of) the preceding two subsections. Amounts paid to an Alternate Payee shall be subject to federal income tax withholding and, together with amounts so withheld, shall be reportable to the Alternate Payee. In addition, amounts paid to an Alternate Payee shall be subject to taxation under the Federal Insurance Contributions Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”) to the same extent as if such amounts had been paid to the Participant. To the extent that amounts paid to an Alternate Payee are subject to taxation under FICA and/or FUTA, such payments shall be treated as the wages of the Participant, and shall be so reportable, but any amounts required under FICA to be withheld from such payments shall be withheld from the payments to the Alternate Payee.

5.8     Termination of Employment. For the purpose of this Article V, a Participant will be deemed to have terminated employment if the Participant ceases to be an employee of any of the following:

(a)	Occidental Petroleum Corporation;
(b)	an Affiliate; or

(c)      any other entity, whether or not incorporated, in which the Company has an ownership interest, and the Committee has designated that the Participant’s commencement of employment with such entity upon Participant’s ceasing to be an employee of an entity described in (a) or (b) above will not be deemed to be a termination of employment for purposes of this Plan, provided that such designation shall be made in writing by the Committee and shall be communicated to the Participant prior to his commencement of employment with the entity so designated.

For the purposes of the preceding provisions, a Participant who ceases to be an employee of an entity described in (a), (b) or (c) above shall not be deemed to have terminated employment if such cessation of employment is followed immediately by his commencement of employment with another entity described in (a), (b) or (c) above.

Notwithstanding the foregoing, a termination of employment shall not be deemed to have occurred for any purpose under this Plan unless such termination of employment constitutes “a separation from service” as defined under Section 409A of the Code or any regulations promulgated thereunder.

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5.9     Re-Employment. If a Participant’s employment with the Company is terminated and such Participant is re-employed by the Company prior to the payment of his benefits in a cash lump sum payment or while he is receiving benefits in the form of annual installment payments, the payment of the lump sum amount or the future installments, as the case may be, shall be suspended until he again terminates employment with the Company. Such Participant may elect to again participate in this Plan and to defer additional Base Salary and/or Bonus as provided in Section 4.1. Upon a Participant’s subsequent termination of employment, distribution of his benefits under the Plan shall commence or resume in the same form as the benefits were payable at his earlier termination of employment. Notwithstanding the foregoing, this Section 5.9 shall only apply to the extent it does not violate Section 409A of the Code.

5.10    Qualified Divorce Orders. Subject to the policies and procedures established by the Committee under Section 9.3(b) hereof and the provisions of this Plan, benefits may be paid from the balance of a Participant’s Deferral Account(s) in accordance with a Qualified Divorce Order.

ARTICLE VI

BENEFICIARY DESIGNATION

Each Participant shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payments under this Plan shall be made in the event of the Participant’s death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a paper form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel any inconsistent Beneficiary designation previously filed.

If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, any benefits remaining unpaid shall be paid in accordance with the Participant’s Beneficiary designation under the Company’s Retirement Plan, and if there is no such valid Beneficiary designation, to the Participant’s then surviving spouse, or if none, to the Participant’s estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Participant’s probate estate.

ARTICLE VII

CLAIMS PROCEDURE

7.1     Applications for Benefits. All applications for benefits under the Plan shall be submitted to Occidental Petroleum Corporation, Attention: Deferred Compensation Plan Committee, 10889 Wilshire Blvd., Los Angeles, CA 90024. Applications for benefits must be in writing on the forms prescribed by the Committee and must be signed by the Participant, or in the case of a Beneficiary Benefit, by the Beneficiary or legal representative of the deceased Participant.

7.2	Claims Procedure for Benefits other than Disability Benefits.

(a)      Within a reasonable period of time, but not later than 90 days after receipt of a claim for benefits (other than Disability benefits), the Committee or its delegate shall notify

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the claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial 90-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 90-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim.

(b)      In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination, (ii) reference to the specific Plan provisions on which the adverse benefit determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, and (iv) a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

(c)      Within 60 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination. On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Committee’s (or delegate’s) review shall take into account all comments, documents, records, and other information submitted regardless of whether the information was previously considered in the initial adverse benefit determination.

(d)      Within a reasonable period of time, but not later than 60 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 60 days from the end of the initial 60-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 60-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review. In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination, (ii) reference to the specific Plan provisions on which the adverse final benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, and (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4.

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7.3	Claims Procedure for Disability Benefits.

(a)      Within a reasonable period of time, but not later than 45 days after receipt of a claim for Disability benefits, the Committee or its delegate shall notify the claimant of any adverse benefit determination on the claim, unless circumstances beyond the Plan’s control require an extension of time for processing the claim. In no event may the extension period exceed 30 days from the end of the initial 45-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 45-day period. The notice shall describe the circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim. If, prior to the end of the first 30-day extension period, the Committee or its delegate determines that, due to circumstances beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for an additional 30 days, so long as the Committee or its delegate notifies the claimant, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Committee or its delegate expects to render a decision. This notice of extension shall specifically describe the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and that the claimant has at least 45 days within which to provide the specified information.

(b)      In the case of an adverse benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse benefit determination, (ii) reference to the specific Plan provisions on which the adverse benefit determination is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary, (iv) a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4, (v) if an internal rule, guideline, protocol or similar criterion (“internal standard”) was relied upon in making the determination, a copy of the internal standard or a statement that the internal standard was relied upon and that a copy of the internal standard shall be provided to the claimant free of charge upon request, and (vi) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of charge upon request.

(c)      Within 180 days after receipt by the claimant of notification of the adverse benefit determination, the claimant or his duly authorized representative, upon written application to the Committee, may request that the Committee fully and fairly review the adverse benefit determination. On review of an adverse benefit determination, upon request and free of charge, the claimant shall have reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits. The Committee’s (or delegate’s) review (i) shall take into account all comments, documents, records, and other information submitted regardless of whether the

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information was previously considered in the initial adverse benefit determination, (ii) shall not afford deference to the initial adverse benefit determination, (iii) shall be conducted by an appropriate named fiduciary of the Plan who is neither an individual who made the initial adverse benefit determination nor a subordinate of such individual, (iv) if the adverse benefit determination was based in whole or in part on a medical judgment, shall identify medical and vocational experts whose advice was obtained on behalf of the Plan in connection with the initial adverse benefit determination, and (v) shall consult an appropriate health care professional who has appropriate training and experience in the relevant field of medicine and who or whose subordinate was not consulted in the initial adverse benefit determination.

(d)      Within a reasonable period of time, but not later than 45 days after receipt of such request for review, the Committee or its delegate shall notify the claimant of any final benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 45 days from the end of the initial 45-day period. If an extension is necessary, the Committee or its delegate shall provide the claimant with a written notice to this effect prior to the expiration of the initial 45-day period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a final determination on the request for review. In the case of an adverse final benefit determination, the Committee or its delegate shall provide to the claimant written or electronic notification setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the adverse final benefit determination, (ii) reference to the specific Plan provisions on which the adverse final benefit determination is based, (iii) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits, (iv) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 7.4, (v) if an internal standard was relied upon in making the determination, a copy of the internal standard or a statement that the internal standard was relied upon and that a copy of the internal standard shall be provided to the claimant free of charge upon request, (vi) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of charge upon request, and (vii) the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

7.4     Limitations on Actions. No legal action may be commenced prior to the completion of the benefit claims procedure described herein. In addition, no legal action may be commenced after the later of (a) 180 days after receiving the written response of the Committee to an appeal, or (b) 365 days after an applicant’s original application for benefits.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1     Amendment. The Board may amend the Plan in whole or in part at any time for any reason, including but not limited to, tax, accounting or other changes, which may result in

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termination of the Plan for future deferrals. The Executive Compensation and Human Resources Committee of the Board may amend the Plan to (a) ensure that this Plan complies with the requirements of Section 409A of the Code for deferral of taxation on compensation deferred hereunder until the time of distribution and (b) add provisions for changes to deferral elections and elections as to time and manner of distributions and other changes that comply with the requirements of Section 409A of the Code for the deferral of taxation on deferred compensation until the time of distribution. The Committee appointed pursuant to Article III, in its discretion, may amend the Plan if the Committee determines that such amendment does not significantly increase or decrease Plan benefits or costs. Notwithstanding the foregoing, except for any amendment required to preserve the deferral of taxation of amounts deferred under this Plan, no amendment shall (a) reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted or (b) change the definition of the Declared Rate set forth in Article II to a rate or to a formula that, as of the last day of the month preceding the date such amendment is adopted, produces a rate that is less than the lesser of (i) Moody’s Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date such amendment is adopted) or (ii) the highest yield on any unsecured debt or preferred stock of the Company that was outstanding on the last day of the month immediately preceding the date such amendment is adopted. Any amendment that would either (a) reduce the Declared Rate to a rate or to a formula that, as of the last day of the month preceding the date such amendment is adopted, produces a rate that is less than Moody’s Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date such amendment is adopted) or (b) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2, shall not be effective prior to the date that is two years after the date such amendment is adopted, unless the amendment is required by a change in the tax or other applicable laws or accounting rules, or the amendment is required in order to preclude any amounts deferred under this Plan from being included in the income of Participants prior to a date of distribution as specified under this Plan. Notwithstanding the foregoing, following a Termination Event, no amendment shall (a) reduce the amounts that have been credited to the Deferral Account(s) of any Participant prior to the date such amendment is adopted, (b) change the definition of the Declared Rate set forth in Article II to a rate or to a formula that, as of the last day of the month preceding the date of the Termination Event, produces a rate that is less than Moody’s Plus Three (as defined in Article II and calculated as of the last day of the month preceding the date of the Termination Event), or (c) change the terms of the amendment provisions of this Section 8.1 or the terms of the termination provisions of Section 8.2.

8.2	Termination.

(a)      Company’s Right to Terminate. The Board may terminate the Plan at any time, if in the Board’s judgment, the continuance of the Plan would not be in the Company’s best interest due to tax, accounting or other effects thereof, or potential payouts thereunder, or other reasons, provided that any termination of the Plan shall not be effective prior to the date that is two years after the date the Board adopts a resolution to terminate the Plan, unless (i) the termination of the Plan is required by a change in the tax or other applicable laws or accounting rules, or (ii) the Participants have become subject to tax on the amounts deferred under the Plan. Notwithstanding the foregoing, following a Termination Event, the Plan may not be terminated prior to the date that is three years after the date the Termination Event occurs, or, if earlier, the

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date on which amounts deferred under the Plan have become taxable to Participants. In the event the Board adopts a resolution terminating the Plan, the Board or the Committee shall determine the date as of which all deferral elections shall cease to apply so that no further Base Salary, Bonuses or Performance Award Cash Deferrals shall be deferred under the Plan.

(b)      Payments Upon Termination. Distributions to the Participants or their Beneficiaries shall be made on the dates on which the Participants or their Beneficiaries would receive benefits hereunder without regard to the termination of the Plan except that payments will be made upon termination if one of the following requirements is satisfied:

(A)	the Plan is terminated pursuant to Section 5.5 of the Plan,

(B)     the termination of the Plan otherwise satisfies one of the requirements for accelerated payment under Proposed Treasury Regulations Section 1.409A-3(h)(2)(viii) (or a successor regulation) or other guidance issued by the Secretary of the Treasury, or

(C)     the Plan is terminated because the Participants have become subject to tax on the amounts deferred under the Plan because of a failure of the Plan to satisfy the requirements of Section 409A of the Code.

ARTICLE IX

MISCELLANEOUS

9.1     Unsecured General Creditor. The rights of a Participant, Beneficiary, or their heirs, successors, and assigns, as relates to any Company promises hereunder, shall not be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.

9.2     Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board or Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

9.3	Nonassignability.

(a)      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

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(b)      Notwithstanding subsection (a), the right to benefits payable with respect to a Participant pursuant to a Qualified Divorce Order may be created, assigned, or recognized. The Committee shall establish appropriate policies and procedures to determine whether a Divorce Order presented to the Committee constitutes a Qualified Divorce Order under this Plan, and to administer distributions pursuant to the terms of Qualified Divorce Orders. In the event that a Qualified Divorce Order exists with respect to benefits payable under the Plan, such benefits otherwise payable to the Participant specified in the Qualified Divorce Order shall be payable to the Alternate Payee specified in such Qualified Divorce Order.

9.4     Release from Liability to Participant. A Participant’s right to receive benefits under the Plan shall be reduced to the extent that any portion of a Participant’s Deferral Account(s) has been paid or set side for payment to an Alternate Payee pursuant to a Qualified Divorce Order or to the extent that the Company or the Plan is otherwise subject to a binding judgment, decree, or order for the attachment, garnishment or execution of any portion of the Participant’s Deferral Account(s) or of any distributions therefrom. The Participant shall be deemed to have released the Company and the Plan from any claim with respect to such amounts in any case in which (a) the Company, the Plan, or any Plan representative has been served with legal process or otherwise joined in a proceeding relating to such amounts, and (b) the Participant fails to obtain an order of the court in the proceeding relieving the Company and the Plan from the obligation to comply with the judgment, decree or order.

9.5     Employment Not Guaranteed. Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company. Accordingly, subject to the terms of any written employment agreement to the contrary, the Company shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever, with or without cause.

9.6     Gender, Singular & Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine or feminine as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

9.7     Captions. The captions of the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

9.8     Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

9.9     Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

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9.10    Applicable Law. The Plan shall be governed by and construed in accordance with Section 409A of the Code, and any regulations promulgated thereunder, and the laws of the State of California to the extent such laws are not preempted by the Employee Retirement Income Security Act of 1974, as amended.

IN WITNESS WHEREOF, Occidental Petroleum Corporation has executed this document this 5th day of December, 2005.

OCCIDENTAL PETROLEUM CORPORATION
By /s/ RICHARD W. HALLOCK

Richard W. Hallock

Executive Vice-President, Human Resources

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